SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND II
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             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                             See Exhibit 1
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


   120 East Liberty Drive, Suite 400, Wheaton, Illinois            60187
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         (Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


          TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED

   Common Shares of Beneficial Interest,                  NYSE Arca
         $.01 par value per share,
                    of
First Trust Asia Pacific Ex-Japan AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
         $.01 par value per share,
                    of
    First Trust Europe AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
         $.01 par value per share,
                    of
 First Trust Latin America AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
         $.01 par value per share,
                    of
   First Trust Brazil AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
         $.01 par value per share,
                    of
   First Trust China AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
         $.01 par value per share,
                    of
   First Trust Japan AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
         $.01 par value per share,
                    of
 First Trust South Korea AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
         $.01 par value per share,
                    of
    First Trust Developed Markets Ex-US
             AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
         $.01 par value per share,
                    of
   First Trust Emerging Markets AlphaDEX(R) Fund


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-171759.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                      TITLE OF EACH CLASS TO BE REGISTERED



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust Asia Pacific Ex-Japan AlphaDEX(R) Fund, First Trust Europe AlphaDEX(R) Fund, First Trust Latin America AlphaDEX(R) Fund, First Trust Brazil AlphaDEX(R) Fund, First Trust China AlphaDEX(R) Fund, First Trust Japan AlphaDEX(R) Fund, First Trust South Korea AlphaDEX(R) Fund, First Trust Developed Markets Ex-US AlphaDEX(R) Fund and First Trust Emerging Markets AlphaDEX(R) Fund (the "Funds"), each a series of the First Trust Exchange-Traded AlphaDEX(R) Fund II (the "Registrant"). An application for listing of the Shares of the Funds has been filed with and approved by NYSE Arca. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-171759 and 811-22519), filed with the Securities and Exchange Commission on April 8, 2011. Such description is incorporated by reference herein.

ITEM 2.  EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FIRST TRUST EXCHANGE-TRADED ALPHADEX(R)
                                         FUND II


                                      By: /s/ W. Scott Jardine
                                          -----------------------------------
                                             W. Scott Jardine, Secretary

April 14, 2011

                                   Exhibit 1

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                                                          I.R.S. EMPLOYER
                          FUND                           IDENTIFICATION NO.
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First Trust Asia Pacific Ex-Japan AlphaDEX(R) Fund          27-4682960
First Trust Europe AlphaDEX(R) Fund                         27-4683057
First Trust Latin America AlphaDEX(R) Fund                  27-4683139
First Trust Brazil AlphaDEX(R) Fund                         27-4683187
First Trust China AlphaDEX(R) Fund                          27-4683239
First Trust Japan AlphaDEX(R) Fund                          27-4683308
First Trust South Korea AlphaDEX(R) Fund                    27-4683355
First Trust Developed Markets Ex-US AlphaDEX(R) Fund        27-4683429
First Trust Emerging Markets AlphaDEX(R) Fund               27-1776161
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